Exhibit 31.2

CERTIFICATION

I, John S. Tumis, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A for the quarter ended June 30, 2012 of Trans Energy, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 13, 2012

/s/ John S. Tumis
JOHN S. TUMIS
Chief Financial Officer